Exhibit 10.2

WILMINGTON TRUST COMPANY,

AS COLLATERAL AGENT FOR THE COLLATERAL AGENT, THE AGENT, THE

LENDERS, THE TRUSTEE AND THE NOTEHOLDERS

and

SECUNDA MARINE SERVICES LIMITED

3013563 NOVA SCOTIA LIMITED

and

SECUNDA MARINE INTERNATIONAL INCORPORATED

as Pledgors

PLEDGE AGREEMENT

Dated as of August 26, 2004

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of August 26, 2004 (this “Pledge Agreement”) made by each of the undersigned pledgors (each, a “Pledgor” and, collectively, the “Pledgors”), to Wilmington Trust Company, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), under the Collateral Agency Agreement, dated as of August 26, 2004 (the “Collateral Agency Agreement”) by and among Secunda International Limited (“Secunda” or the “Borrower”) and certain of its subsidiaries, Fortis Capital Corp. (the “Agent”) in its capacity as Agent for the benefit of the Lenders and Wells Fargo Bank, National Association (the “Trustee”) in its capacity as Trustee for the benefit of the Noteholders and the Collateral Agent.

Preliminary Statement

Pursuant to the terms of the Credit Agreement, each of the Lenders agreed to make the Facility available to the Borrower in accordance with and subject to the terms and conditions of the Credit Agreement. As a condition to providing such Facility (as defined in the Credit Agreement), each of the Lenders has requested that each of the Pledgors enter into this Pledge Agreement and pledge the Pledged Collateral to the Collateral Agent, on behalf of the Agent and the Lenders. Pursuant to the terms of the Indenture, the Borrower issued the Notes. As a condition to the purchase of such Notes by the initial purchasers thereof, each of such initial purchasers has requested that each of the Pledgors enter into this Pledge Agreement and pledge the Pledged Collateral to the Collateral Agent, on behalf of the Trustee and the Noteholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Pledgors and the Collateral Agent hereby agree as follows:

SECTION 1. Pledge. Each of the Pledgors hereby pledges to the Collateral Agent, and grants to the Collateral Agent a continuing security interest in, to and under the following (the “Pledged Collateral”):

(a) all of the Pledged Interests and the certificates and instruments representing the Pledged Interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests; and

(b) all additional Share Capital of each Vessel Owner from time to time acquired by a Pledgor in any manner, and the certificates or instruments representing such additional Share Capital, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Share Capital.

SECTION 2. Security for Obligations. This Pledge Agreement secures the payment of all of the Secured Obligations.

SECTION 3. Delivery of Pledged Collateral; Financing Statements. (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Each of the Pledgors shall promptly deliver to the Collateral Agent, certificates or other instruments representing or evidencing the Pledged Collateral acquired or received after the date of this Pledge Agreement (including without limitation, the share certificates (if any) of any Subsidiary which becomes a Vessel Owner after the Closing Date) with a stock or bond power or such other instrument of transfer or assignment in blank duly executed by the relevant Pledgor. If at any time the Collateral Agent notifies a Pledgor that, in its reasonable determination, it requires additional stock powers or such other instruments of transfer endorsed in blank, such Pledgor shall promptly execute in blank and deliver the requested stock power or transfer instrument to the Collateral Agent.

(b) Each of the Pledgors shall at such Pledgor’s expense, execute and deliver to the Collateral Agent such financing statements under the Uniform Commercial Code or the equivalent in other jurisdictions as may be necessary or as the Collateral Agent may otherwise request in order, upon the filing thereof, to perfect or continue the perfection of the security interest in the Pledged Collateral created hereby. The Collateral Agent shall have the right, but not the obligation, at any time following the occurrence and during the continuation of an Event of Default, in its discretion and without prior notice to the Pledgors except as may be required by applicable law, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a). In any event, the Collateral Agent shall notify the Pledgors of such transfer to or registration in the name of the Collateral Agent or its nominee promptly thereafter, provided, however, that failure to provide such notice shall not invalidate or otherwise affect such transfer or registration nor shall the Collateral Agent have any liability to the Pledgors for failure to give any such notice. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(c) The Collateral Agent and any Pledgor may, from time to time, pursuant to the provisions of the Collateral Agency Agreement, agree to replace Annex A to add descriptions of additional Pledged Interests or make other modifications thereto as may be required, without the consent of the other Pledgors.

SECTION 4. Representations and Warranties. Each of the Pledgors represents and warrants as follows as of the date hereof:

(a) The Equity Interests of the Vessel Owners are validly issued, fully paid for and non-assessable.

(b) Each Pledgor is the legal and beneficial owner of the Pledged Collateral indicated as owned by it on Annex A free and clear of any lien, security interest, option or other charge or encumbrance other than by virtue of Permitted Pledge Liens.

(c) No options, warrants or other agreements with respect to the Pledged Collateral are outstanding.

(d) Upon (a) the delivery to the Collateral Agent of the certificates or other instruments evidencing the Pledged Interests or (b) in the case of Pledged Interests that are not evidenced by such certificates or instruments, the completion of any other actions required to perfect the Collateral Agent’s security interest (including, without limitation, the filing of any necessary Uniform Commercial Code financing statements or the equivalent in other jurisdictions in the appropriate filing offices), the Collateral Agent will have a valid, perfected first priority Lien on the Pledged Collateral, enforceable as such against all creditors of the Pledgor other than the holders of the Permitted Pledge Liens and against all Persons purporting to purchase any of the Pledged Collateral from the Pledgor.

SECTION 5. Reserved.

SECTION 6. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default has occurred and is continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Collateral or any part thereof for any purpose not inconsistent with the express terms of this Pledge Agreement or the Credit Agreement.

(ii) Each Pledgor shall be entitled to receive and retain, free and clear of all liens hereunder, any and all dividends permitted under the Credit Agreement paid in respect of its Pledged Collateral, provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, shall be Pledged Collateral and shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Collateral Agent and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) The Collateral Agent shall, at the expense of a Pledgor, execute and deliver (or cause to be executed and delivered) to such Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and, all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Collateral Agent, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary indorsement) and shall be held and disbursed by the Collateral Agent pursuant to the Collateral Agency Agreement or the applicable Account Pledge Agreement, as the case may be.

SECTION 7. Transfers and Other Liens.

(a) Each of the Pledgors agrees that it will not, except as expressly permitted in the Transaction Documents, (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for Permitted Pledge Liens.

(b) Each of the Pledgors agrees that it will pledge hereunder, promptly upon such Pledgor’s acquisition thereof, any and all additional Share Capital of each Vessel Owner.

Section 8. Collateral Agent Appointed Attorney-in Fact. Each of the Pledgors hereby appoints the Collateral Agent such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time upon the happening of any Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation (but in each case in accordance with the terms of this Pledge Agreement), to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

SECTION 9. Collateral Agent May Perform. If a Pledgor fails to perform any agreement contained herein, the Collateral Agent may (but shall have no obligation to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Pledgor.

SECTION 10. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property of the same type, or if it appoints an agent to hold the Pledged Collateral on its behalf and such agent agrees to be bound by a similar standard of care, it being understood that neither the Collateral Agent nor such agent shall have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or such agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 11. Remedies upon Default. If any Event of Default shall have occurred and be continuing to the extent permitted by applicable law:

(a) The Collateral Agent may (i) exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code, Personal Property Security Act of Nova Scotia or the equivalent in other jurisdictions, and all regulations thereunder, as amended from time to time, to the extent applicable, (ii) upon notice specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable and (iii) may appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereafter called the “Receiver”) of the Pledge Collateral with or without bond as the Collateral Agent may determine, and from time to time remove such Receiver and appoint another in its stead. Each of the Pledgors agrees that, to the extent notice of sale shall be required by law, at least 20 days’ notice to the Pledgors of the time and place of any public sale or the time after which any private sale may be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each of the Pledgors acknowledges that if and to the extent that the Pledged Collateral consisting of securities is not registered under the Securities Act of 1933 (as amended and in effect from time to time, the “Securities Act”), the best price obtainable for such securities in an arm’s length transaction may reflect a substantial discount from the book value of such securities.

(b) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, or other realization upon all or any part of the Pledged Collateral shall be disbursed in accordance with the Collateral Agency Agreement.

SECTION 12. Security Interest Valid. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgors hereunder, shall be valid and subsisting irrespective of to the extent permitted by applicable law:

(a) any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Transaction Document or any extension of the maturity date of the Secured Obligations;

(c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledger in respect of the Secured Obligations or any Pledgor in respect of this Pledge Agreement or otherwise.

SECTION 13. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (in accordance with Section 7.1 of the Collateral Agency Agreement) and the affected Pledgor(s) with respect to any amendment and by the Collateral Agent with respect to any waiver or consent. With respect to any waiver or consent, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 14. Notices. Any notice or other communication to be given pursuant hereto shall be in the manner provided in the Collateral Agency Agreement and addressed as follows:

If to the Collateral Agent, to

Wilmington Trust Company,

as Collateral Agent

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attn: Corporate Trust

Telephone: (302) 636-6453

Fax: (302) 636-4145

If to the Pledgors, to

c/o Secunda International Limited

One Canal Street

Dartmouth, Nova Scotia B2Y 2W1 Canada

Attention: Mr. Don MacLeod

Telephone: 902-465-3400

Fax: 902-465-2578

or at such other address as either party may notify to the other in writing.

SECTION 15. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full or until such security interest is released pursuant to the provisions of the Collateral Agency Agreement, (ii) be binding upon and inure to the benefit of each of the Pledgors, each of the Pledgors’ executors, administrators, successors and assigns, and (iii) inure to the benefit of and be binding upon the Collateral Agent and its successors, transferees and assigns. Upon the payment in full of the Secured Obligations or compliance with the provisions of the Collateral Agency Agreement, the Pledgors shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 16. Governing Law; Terms. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.

SECTION 17. Defined Terms. Capitalized terms used herein, but not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agency Agreement.

SECTION 18. Rights of the Collateral Agent. The Collateral Agent shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Collateral Agency Agreement as if specifically set forth herein.

“Equity Interests” means Share Capital and all warrants, options or other rights to acquire Share Capital (but excluding any debt security that is convertible into, or exchangeable for, Share Capital).

“Pledged Interests” means, collectively, (a) the Equity Interests described in Annex A hereto and (b) each Equity Interest hereafter pledged pursuant to Section 1(b) hereof.

“Permitted Pledge Liens” means Liens created by this Pledge Agreement and the other Transaction Documents.

“Share Capital” means:

(A)	in the case of a corporation or a company, any and all shares, interest, participations, or other equivalent (however designated and whether or not voting) of share capital or corporate stock;

(B)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of share capital or corporate stock;

(C)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(D)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuer of such share capital.

“Transaction Document” when used in the singular and “Transaction Documents” when used in the plural means any and all of the Credit Agreement, the Revolving Loan Notes, the Collateral Agency Agreement, the Subsidiary Guarantee Agreements, the Assignment of Earnings and Insurances, the Assignments of Contract, the Hedging Agreements (if any), the Mortgages, the Deed of Covenant, the Pledge Agreement, the Account Pledge Agreements, the Indenture, the Notes, the Note Guarantees and each other Security Document, each as the same may from time to time be amended, restated, modified, supplemented or renewed.

“Vessel Owner” means any Subsidiary of the Borrower that (i) owns one or more Vessels or other Vessel Assets (as defined in the Indenture) or (ii) charters or arranges for the charter of one or more of the Vessels.

IN WITNESS WHEREOF, each of the Pledgors and the Collateral Agent by its duly authorized officers have or have caused this Pledge Agreement to be duly executed and delivered under seal as of the date first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Collateral Agent

By:	/s/ James J. McGinley
Its:	Authorized Signer

SECUNDA MARINE SERVICES LIMITED

By:	/s/ P.L. Meier
Its:	V.P. Finance

SECUNDA MARINE INTERNATIONAL INCORPORATED

By:	/s/ P.L. Meier
Its:	V.P. Finance

3013563 NOVA SCOTIA LIMITED

By:	/s/ P.L. Meier
Its:	V.P. Finance

ANNEX A TO PLEDGE AGREEMENT

LIST OF PLEDGED INTERESTS OF VESSELS OWNERS

Issuer	Record Owner	Percentage of Outstanding Securities Pledged	Number of Securities Pledged	Certificate Number	Class of Securities or Other Equity Interest	Number of Authorized Securities or Other Equity Interest	Number of Issued Securities or Other Equity Interest	Number of Outstanding Securities or Other Equity Interest	Par or Liquidation Value
JDM Shipping Inc. (Barbados)	Secunda Marine Services Limited	100%	100	#1 for 100	Common	unlimited	100	100	CDN$1 par value

Navis Shipping Incorporated (Nova Scotia)	Secunda Marine Services Limited	100%	1	#2 for 1	Common	40,000	1	1	no par value

Secunda Atlantic Incorporated (Nova Scotia)	Secunda Marine Services Limited	100%	3712	#2 for 1, #3 for 3711	Common	100,000	3712	3712	no par value

Secunda Global Marine Incorporated (Barbados)	Secunda Marine Services Limited	100%	25	#1 for 25 common	Common	unlimited	25	25	US$100 par value
	3013563 Nova Scotia Limited	100%	1180	#PF2 for 423 Class I, #PF3 for 500 Class I, #PF10 for 120 Class I, #PF11 for 120 Class I, #PF 17 for 17 Class I	Preferred	1180	1180	1180	no par value

Secunda Marine Atlantic Limited (Nova Scotia)	Secunda Marine Services Limited	100%	1	#2 for 1	Common	100,000	1	1	no par value

Secunda Marine Services Limited (Nova Scotia)	Secunda Marine International Incorporated	100%	1100	#3 for 100, #4 for 1000	Common	40,000	1100	1100	no par value
		100%	400	#P-4 for 400 Preference	Preference	400	400	400	CDN$1 par value

ANNEX A TO PLEDGE AGREEMENT

LIST OF PLEDGED PARTNERSHIP INTERESTS OF VESSEL OWNERS

Issuer	Record Owner	Percentage of Outstanding Securities Pledged	Number of Securities Pledged	Certificate Number	Class of Securities or Other Equity Interest	Number of Authorized Securities or Other Equity Interest	Number of Issued Securities or Other Equity Interest	Number of Outstanding Securities or Other Equity Interest	Par Value